Exhibit 10.2

AMENDMENT TO

CHANGE IN CONTROL PROTECTION AGREEMENT

THIS AMENDMENT (the “Amendment”) to the CHANGE IN CONTOL PROTECTION AGREEMENT between ANITA WIMMER (“Executive”) and STANLEY FURNITURE COMPANY, INC., a Delaware corporation (the “Company”), effective as of December 11, 2015 (the “Change in Control Protection Agreement”), shall be effective November 30, 2016.

WHEREAS, the Executive and the Company have the power to amend the Change in Control Protection Agreement and now wish to do so;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties agree as follows:

1.         Section 1 of the Change in Control Protection Agreement is hereby amended to add the following at the end of the definition of “Base Salary Amount”:

For avoidance of doubt, any quarterly “make-whole” payment which Executive has received or is entitled to receive for calendar year 2017 pursuant to resolutions adopted by the Company’s Compensation and Benefits Committee as of the date hereof shall be treated as part of Executive’s “annual base salary” for calendar year 2017 for purposes of determining her “Base Salary Amount”.

2.         In all other respects, the Change in Control Protection Agreement is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Employee and the Company have executed this Amendment as of the day and year above written.

Stanley Furniture Company, Inc.

By: /s/Glenn Prillaman
Glenn Prillaman, Chief Executive Officer

Anita Wimmer

/s/Anita W. Wimmer
Executive's Signature